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                                ITEM 24. (B) 1(b)

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JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

Corporate Secretary Office (Toronto)                         (JOHN HANCOCK LOGO)

200 Bloor Street East, ST-7
Toronto, Ontario M4W 1E5
CANADA
(416) 926-6313
Fax: (416) 926-5403
E-mail: kwong_yiu@jhancock.com

KWONG YIU
Assistant Secretary

                  JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
                             SECRETARY'S CERTIFICATE

     I, Kwong Yiu, the undersigned Assistant Secretary of JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), (the "Company"), a corporation existing under the laws of the State of Michigan, do hereby certify that the following is a true copy of a resolution adopted by the Company's Board of Directors at its meeting held on Monday, September 28, 2009, and the same has not been changed, modified or revoked and remains in full force and effect as of the date of this
Certificate:

                 TRANSFER OF VARIABLE PRODUCT SEPARATE ACCOUNTS,
             AUTHORIZATION TO CHANGE NAMES AND REGISTER WITH THE SEC

WHEREAS, to implement a reorganization of the U.S. subsidiaries, the Board of Directors has, by resolution dated June 3, 2009, authorized the merger of John Hancock Life Insurance Company (U.S.A.) ("JHUSA") with John Hancock Life Insurance Company ("JHLICO") and John Hancock Variable Life Insurance Company ("JHVLICO"), leaving JHUSA as the surviving company (the "Merger"); and

WHEREAS, JHLICO and JHVLICO established the separate accounts listed on Exhibit A, each as a separate account under Massachusetts law to serve as a funding vehicle for certain variable life insurance or variable annuity contracts (collectively, the "Variable Product Separate Accounts"); and

WHEREAS, certain of these Variable Product Separate Accounts are registered with the United States Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), as unit investment trusts; and

WHEREAS, upon consummation of the Merger (the "Effective Time"), JHUSA shall possess assets, including Variable Product Separate Account assets, of JHLICO and JHVLICO, and JHUSA shall be vested with all obligations belonging to or due JHLICO or JHVLICO without further act or deed; and

WHEREAS, JHUSA is and shall continue to be subject to the laws of the State of Michigan; and

WHEREAS, at the Effective Time of the Merger, JHUSA shall become the depositor for each of the Variable Product Separate Accounts; and

WHEREAS, at the Effective Time of the Merger, it is deemed advisable to rename certain of the Variable Product Separate Accounts as set forth in Exhibit B; it is hereby

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                                       -2-


RESOLVED THAT:

     1. At the Effective Time of the Merger, JHUSA shall and hereby agrees to accept the intact transfer to it of each Variable Product Separate Account listed in Exhibit A and, in that connection, to succeed as depositor of each Variable Product Separate Account and as owner of the assets of each Variable Product Separate Account, which will be maintained intact and not combined with the assets of any other separate account of JHUSA or any other entity in connection with the Merger;

     2. From and after the Effective Time of the Merger, each Variable Product Separate Account shall be subject to the laws of the State of Michigan;

     3. At the Effective Time of the Merger, certain Variable Product Separate Accounts shall be renamed as set forth in Exhibit B; provided however, that the officers of JHUSA may, from time to time, change the name of each Variable Product Separate Account to such other name as they may deem necessary or appropriate;

     4. The appropriate officers of JHUSA, with such assistance from auditors, legal counsel and independent consultants or other individuals as they may require, are hereby authorized and directed to take all actions, and execute any and all documents, as may be necessary to maintain the lawful operations of each Variable Product Separate Account under all applicable federal and state laws, rules and regulations;

     5. Premiums paid pursuant to the variable life insurance and variable annuity contracts funded by the Variable Product Separate Accounts shall be allocated to the various Variable Product Separate Accounts and the sub-accounts thereof in accordance with the terms of such contracts for the purpose of providing benefits under the contracts;

     6. Income, gains and losses, realized and unrealized, relating to each Variable Product Separate Account and each sub-account shall be credited or charged to that Variable Product Separate Account or sub-account without regard to the other gains or losses of JHUSA;

     7. Each Variable Product Separate Account shall not be chargeable with liabilities arising out of any other business of JHUSA and shall be held solely for the benefit of contract owners with variable life insurance or variable annuity contracts funded in that Variable Product Separate Account to the extent provided in such contracts;

     8. Each Variable Product Separate Account shall be invested in a manner determined by JHUSA from time to time and in accordance with any restrictions contained in the variable life insurance or variable annuity contract funded in that Variable Product Separate Account;

     9. The officers of JHUSA be, and they hereby are, authorized and directed to perform all such acts, including, without limitation, the preparation and filing with the Commission in accordance with the provisions of the Securities Act of 1933 Act, as amended (the "1933 Act"), and, to the extent appropriate, with the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), registrations on behalf of JHUSA and the Variable Product Separate Accounts, the appointment of one or more agents for service of process for JHUSA to receive notices and communications from the Commission, and to do all such things as may, in their judgment and discretion, be necessary or desirable to give full effect to these resolutions and to enable JHUSA to maintain the Variable Product Separate Accounts; and

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                                       -3-


     10. The officers of JHUSA be, and they hereby are authorized and directed, as they may deem appropriate in accordance with the applicable laws and regulations, to establish further sub-accounts or to remove, consolidate or otherwise modify such sub-accounts, within the Variable Product Separate Accounts as they determine to be appropriate.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Company this 5th day of October, 2009.

(SEAL)

                                        JOHN HANCOCK LIFE INSURANCE COMPANY
                                        (U.S.A.)


                                        By: /s/ Kwong Yiu
                                            ------------------------------------
                                            Name: Kwong Yiu
                                            Title: Assistant Secretary

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EXHIBIT A

              JHLICO AND JHVLICO VARIABLE PRODUCT SEPARATE ACCOUNTS

Variable Life Insurance

John Hancock Variable Life Insurance Company                                  John Hancock Life Insurance Company
--------------------------------------------                        --------------------------------------------------------
John Hancock Variable Life Account S                                John Hancock Variable Life Account UV
John Hancock Variable Life Account U                                John Hancock Variable Life Account PPM1-R
John Hancock Variable Life Account V                                John Hancock Variable Life Account PPM2-K
John Hancock Variable Life Account PPM1-V                           John Hancock Life Account PFL-1 Private Large Cap Growth
John Hancock Variable Life Account PPM2-3
John Hancock Variable Life Account PFL-1 Private Large Cap Growth
John Hancock Variable Life Account VLI-511 COLI

Variable Annuity

John Hancock Variable Life Insurance Company                                  John Hancock Life Insurance Company
--------------------------------------------                        --------------------------------------------------------
John Hancock Variable Annuity Account I                             John Hancock Variable Annuity Account H
John Hancock Variable Annuity Account JF                            John Hancock Variable Annuity Account U
                                                                    John Hancock Variable Annuity Account V

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EXHIBIT B

   CHANGES OF NAMES FOR JHLICO AND JHVLICO VARIABLE ANNUITY SEPARATE ACCOUNTS

Old Separate Account Name                                   New Separate Account Name
-------------------------                  ---------------------------------------------------------------
John Hancock Variable Annuity Account I    John Hancock Life Insurance Company (U.S.A.) Separate Account R
John Hancock Variable Annuity Account JF   John Hancock Life Insurance Company (U.S.A.) Separate Account T
John Hancock Variable Annuity Account H    John Hancock Life Insurance Company (U.S.A.) Separate Account Q
John Hancock Variable Annuity Account U    John Hancock Life Insurance Company (U.S.A.) Separate Account W
John Hancock Variable Annuity Account V    John Hancock Life Insurance Company (U.S.A.) Separate Account X